EXHIBIT 99.2
Consolidated Report to the Financial Community
First Quarter 2007
(Released May 3, 2007) (Unaudited)

	HIGHLIGHTS	After-Tax EPS Variance Analysis	1st Qtr.
		1Q 2006 Basic EPS - GAAP Basis	$0.67
▪	Normalized non-GAAP* earnings, excluding	Special Items - 2006	0.00
	special items, were $0.88 per share for the first	1Q 2006 Normalized Earnings - Non-GAAP Basis*	$0.67
	quarter of 2007. GAAP earnings for the first	Distribution Deliveries	0.05
	quarter of 2007 were $0.92 per share compared	Met-Ed and Penelec Distribution Rate Decrease	(0.04)
	with $0.67 per share in the first quarter of 2006.	Generation Revenues	0.18
		Fuel & Purchased Power	(0.06)
	1Q 2007 Results vs. 1Q 2006	Generation O&M	0.06
		PA Transmission Cost Recovery	0.05
▪	Electric distribution deliveries increased 4%,	Pensions and Other Post-retirement Benefits	0.06
	primarily due to colder weather. Heating-	Depreciation	(0.02)
	degree-days were 15% higher than the same	General Taxes	(0.02)
	period last year and 4% above normal.	Investment Income - NDT and COLI	(0.03)
	Residential and commercial deliveries increased	Financing Costs	(0.04)
	7% and 4%, respectively, while industrial	Reduced Common Shares	0.03
	deliveries were flat. Higher distribution delivery	Other	(0.01)
	revenues increased earnings by $0.05 per share,	1Q 2007 Normalized Earnings - Non-GAAP Basis*	$0.88
	but were partially offset by a $0.04 per share earnings	Special Items - 2007	0.04
	reduction due to lower distribution rates at our Metropolitan	1Q 2007 Basic EPS - GAAP Basis	$0.92
	Edison (Met-Ed) and Pennsylvania Electric (Penelec)
subsidiaries as a result of the January 11, 2007,
Pennsylvania Public Utility Commission (PPUC) Order.

▪	Total electric generation sales increased 3%, as a 1.3 million MWh or 5% increase in retail generation sales was partially offset by a 0.4 million MWh or 7%
reduction in wholesale sales.Generation revenues, excluding power sourced from third-party auction suppliers for our Jersey Central Power & Light (JCP&L)
and Pennsylvania Power Company (Penn Power) customers, increased earnings by $0.18 per share. This increase was attributable to the higher generation sales volume, as well as higher wholesale and retail market prices.

▪	Higher purchased power expense, excluding JCP&L and Penn Power purchases from third-party auction suppliers, reduced earnings by $0.08 per share with increased purchase volumes supporting a 3% increase in generation sales and a 3% decline in generation output. This was partially offset by a reduction in fuel costs of $0.02 per share attributable to a higher proportion of nuclear output in the generation mix.

▪	Lower generation O&M expenses increased earnings by $0.06 per share. Reduced nuclear O&M expenses increased earnings by $0.11 per share due to the refueling of Beaver Valley Unit 1 and Davis-Besse in the first quarter of last year, with no comparable outages in the first quarter of 2007. Increased fossil O&M expenses reduced earnings by $0.05 per share principally due to maintenance activities at the Sammis, Eastlake, and Mansfield plants.

Consolidated Report to the Financial Community - 1st Quarter 2007

▪	The deferral and recovery of incremental Met-Ed and Penelec transmission charges increased earnings by $0.05 per share. The companies were authorized by the PPUC in May 2006 to defer these charges, retroactive to the beginning of the year. Thus, results from the first quarter of 2006 do not reflect the deferral, while the first quarter of 2007 reflects actual recovery of these transmission expenses following the January 11, 2007,PPUC Order in the Met-Ed and Penelec
rate cases.

▪	Reduced pensions and other post-retirement benefit costs increased earnings by $0.06 per share mainly due to retiree health care design changes, as well as the impact of the $300 million voluntary contribution to the pension plan made in January 2007.

▪	Incremental property and plant additions increased depreciation by $0.02 per share.

▪	Increased general taxes reduced earnings by $0.02 per share primarily due to higher gross receipts taxes in Pennsylvania, higher kilowatt-hour taxes in Ohio, and higher property taxes.

▪	Investment income related to nuclear decommissioning trusts and corporate-owned life insurance decreased $0.03 per share.

▪	Increased financing costs lowered earnings by $0.04 per share, primarily attributable to short-term borrowing levels related to interim funding of the share repurchase programs and the $300-million pension plan contribution.

▪	The reduction in shares outstanding due to the accelerated repurchases of 10.6 million and 14.4 million common shares in August 2006 and March 2007, respectively, enhanced earnings by $0.03 per share.

▪	Two special items were recognized during the first quarter of 2007. The first item resulted from a PPUC order authorizing Met-Ed and Penelec to create a new regulatory asset for costs associated with decommissioning the Saxton Nuclear Research Reactor. This item increased earnings by $0.05 per share.
The second item relates to a $0.01 per share reduction in earnings from impairment of securities held in trust for future nuclear decommissioning activities.

2007 Earnings Guidance

▪	Normalized non-GAAP earnings guidance for 2007, excluding special items, remains at $4.05 to $4.25 per share.

* The 2007 GAAP to non-GAAP reconciliation statements can be found on page 10 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:
Ronald E. Seeholzer	Kurt E. Turosky	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Principal, Investor Relations
(330) 384-5783	(330) 384-5500	(330) 761-4239

Consolidated Report to the Financial Community - 1st Quarter 2007

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended March 31,
		2007	2006	Change
	Revenues
(1)	Electric sales	$2,764	$2,511	$253
(2)	FE Facilities	-	15	(15)
(3)	Other	209	179	30
(4)	Total Revenues	2,973	2,705	268

	Expenses
(5)	Fuel	262	282	(20)
(6)	Purchased power	859	716	143
(7)	Other operating expenses	749	738	11
(8)	FE Facilities	-	16	(16)
(9)	Provision for depreciation	156	148	8
(10)	Amortization of regulatory assets	251	221	30
(11)	Deferral of new regulatory assets	(144)	(80)	(64)
(12)	General taxes	203	193	10
(13)	Total Expenses	2,336	2,234	102

(14)	Operating Income	637	471	166

	Other Income (Expense)
(15)	Investment income	33	43	(10)
(16)	Interest expense	(185)	(165)	(20)
(17)	Capitalized interest	5	7	(2)
(18)	Subsidiaries' preferred stock dividends	-	(2)	2
(19)	Total Other Income (Expense)	(147)	(117)	(30)

(20)	Income From Continuing Operations
	Before Income Taxes	490	354	136
(21)	Income taxes	200	135	65
(22)	Income From Continuing Operations	290	219	71
(23)	Discontinued operations	-	2	(2)
(24)	Net Income	$290	$221	$69

	Basic Earnings Per Common Share:
(25)	Income from continuing operations	$0.92	$0.67	$0.25
(26)	Discontinued operations	-	-	-
(27)	Basic Earnings Per Common Share	$0.92	$0.67	$0.25
(28)	Weighted Average Number of
	Basic Shares Outstanding	314	329	(15)

	Diluted Earnings Per Common Share:
(29)	Income from continuing operations	$0.92	$0.67	$0.25
(30)	Discontinued operations	-	-	-
(31)	Diluted Earnings Per Common Share	$0.92	$0.67	$0.25
(32)	Weighted Average Number of
	Diluted Shares Outstanding	316	330	(14)

Consolidated Report to the Financial Community - 1st Quarter 2007

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended March 31, 2007
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$1,875	$276	$613	$-	$-	$2,764
(2)	FE Facilities	-	-	-	-	-	-
(3)	Other	165	52	6	12	(26)	209
(4)	Internal revenues	-	714	-	-	(714)	-
(5)	Total Revenues	2,040	1,042	619	12	(740)	2,973

	Expenses
(6)	Fuel	-	262	-	-	-	262
(7)	Purchased power	844	185	544	-	(714)	859
(8)	Other operating expenses	408	307	49	3	(18)	749
(9)	FE Facilities	-	-	-	-	-	-
(10)	Provision for depreciation	98	51	-	1	6	156
(11)	Amortization of regulatory assets	246	-	5	-	-	251
(12)	Deferral of new regulatory assets	(124)	-	(20)	-	-	(144)
(13)	General taxes	165	28	2	-	8	203
(14)	Total Expenses	1,637	833	580	4	(718)	2,336

(15)	Operating Income	403	209	39	8	(22)	637

	Other Income (Expense)
(16)	Investment income	70	3	1	-	(41)	33
(17)	Interest expense	(109)	(52)	(1)	(2)	(21)	(185)
(18)	Capitalized interest	2	3	-	-	-	5
(19)	Subsidiaries' preferred stock dividends	-	-	-	-	-	-
(20)	Total Other Income (Expense)	(37)	(46)	-	(2)	(62)	(147)

(21)	Income From Continuing Operations
	Before Income Taxes	366	163	39	6	(84)	490

(22)	Income taxes	148	65	15	5	(33)	200

(23)	Income From Continuing Operations	218	98	24	1	(51)	290
(24)	Discontinued operations	-	-	-	-	-	-
(25)	Net Income	$218	$98	$24	$1	$(51)	$290

(a)
Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.

(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Primarily consists of telecommunications services.

Consolidated Report to the Financial Community - 1st Quarter 2007

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)
		Three Months Ended March 31, 2006
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
	Revenues	Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
(1)	Electric sales	$1,668	$304	$539	$-	$-	$2,511
(2)	FE Facilities	-	-	-	15	-	15
(3)	Other	128	51	4	13	(17)	179
(4)	Internal revenues	9	611	-	-	(620)	-
(5)	Total Revenues	1,805	966	543	28	(637)	2,705

	Expenses
(6)	Fuel	1	281	-	-	-	282
(7)	Purchased power	692	187	457	-	(620)	716
(8)	Other operating expenses	366	344	56	3	(31)	738
(9)	FE Facilities	-	-	-	16	-	16
(10)	Provision for depreciation	96	46	-	1	5	148
(11)	Amortization of regulatory assets	217	-	4	-	-	221
(12)	Deferral of new regulatory assets	(55)	-	(25)	-	-	(80)
(13)	General taxes	158	26	1	1	7	193
(14)	Total Expenses	1,475	884	493	21	(639)	2,234

(15)	Operating Income	330	82	50	7	2	471

	Other Income (Expense)
(16)	Investment income	84	15	-	-	(56)	43
(17)	Interest expense	(100)	(47)	-	(1)	(17)	(165)
(18)	Capitalized interest	3	3	-	-	1	7
(19)	Subsidiaries' preferred stock dividends	(2)	-	-	-	-	(2)
(20)	Total Other Income (Expense)	(15)	(29)	-	(1)	(72)	(117)

(21)	Income From Continuing Operations
	Before Income Taxes	315	53	50	6	(70)	354

(22)	Income taxes	126	21	20	(6)	(26)	135

(23)	Income From Continuing Operations	189	32	30	12	(44)	219
(24)	Discontinued operations	-	-	-	2	-	2
(25)	Net Income	$189	$32	$30	$14	$(44)	$221

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
	FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Primarily consists of telecommunications services and non-core businesses divested in 2006 (Facilities Services Group and MYR).

Consolidated Report to the Financial Community - 1st Quarter 2007

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended March 31, 2007 vs. Three Months Ended March 31, 2006
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
	Revenues	Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
(1)	Electric sales	$207	$(28)	$74	$-	$-	$253
(2)	FE Facilities	-	-	-	(15)	-	(15)
(3)	Other	37	1	2	(1)	(9)	30
(4)	Internal revenues	(9)	103	-	-	(94)	-
(5)	Total Revenues	235	76	76	(16)	(103)	268

	Expenses
(6)	Fuel	(1)	(19)	-	-	-	(20)
(7)	Purchased power	152	(2)	87	-	(94)	143
(8)	Other operating expenses	42	(37)	(7)	-	13	11
(9)	FE Facilities	-	-	-	(16)	-	(16)
(10)	Provision for depreciation	2	5	-	-	1	8
(11)	Amortization of regulatory assets	29	-	1	-	-	30
(12)	Deferral of new regulatory assets	(69)	-	5	-	-	(64)
(13)	General taxes	7	2	1	(1)	1	10
(14)	Total Expenses	162	(51)	87	(17)	(79)	102

(15)	Operating Income	73	127	(11)	1	(24)	166

	Other Income (Expense)
(16)	Investment income	(14)	(12)	1	-	15	(10)
(17)	Interest expense	(9)	(5)	(1)	(1)	(4)	(20)
(18)	Capitalized interest	(1)	-	-	-	(1)	(2)
(19)	Subsidiaries' preferred stock dividends	2	-	-	-	-	2
(20)	Total Other Income (Expense)	(22)	(17)	-	(1)	10	(30)

(21)	Income From Continuing Operations
	Before Income Taxes	51	110	(11)	-	(14)	136

(22)	Income taxes	22	44	(5)	11	(7)	65

(23)	Income From Continuing Operations	29	66	(6)	(11)	(7)	71
(24)	Discontinued operations	-	-	-	(2)	-	(2)
(25)	Net Income	$29	$66	$(6)	$(13)	$(7)	$69

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.

(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d)	Primarily consists of telecommunications services and non-core businesses divested in 2006 (Facilities Services Group and MYR).

Consolidated Report to the Financial Community - 1st Quarter 2007

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheets

	March 31, 2007	December 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$89	$90
Receivables	1,434	1,267
Other	824	726
Total Current Assets	2,347	2,083

Property, Plant and Equipment	14,786	14,667
Investments	3,525	3,534
Deferred Charges and Other Assets	11,132	10,912
Total Assets	$31,790	$31,196

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,092	$1,867
Short-term borrowings	2,247	1,108
Accounts payable	625	726
Other	1,432	1,554
Total Current Liabilities	6,396	5,255

Capitalization:
Common stockholders' equity	8,299	9,035
Long-term debt and other long-term obligations	8,548	8,535
Total Capitalization	16,847	17,570
Noncurrent Liabilities	8,547	8,371
Total Liabilities and Capitalization	$31,790	$31,196

General Information
	Three Months Ended March 31,
	2007	2006

Debt and equity securities redemptions	$(904)	$(94)
New long-term debt issues	$250	$-
Short-term debt increase	$1,139	$200
Capital expenditures	$296	$447

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of March 31,
	2007	% Total	2006	% Total
Total common equity	$8,299	38%	$9,320	43%
Preferred stock	-	0%	154	1%
Long-term debt*	10,220	46%	9,859	46%
Short-term debt	2,247	10%	931	4%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,235	6%	1,297	6%
Total	$22,001	100%	$21,561	100%

*Includes amounts due to be paid within one year and excludes JCP&L securitization debt of $420 million and $260 million in 2007 and 2006, respectively.

Consolidated Report to the Financial Community - 1st Quarter 2007

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$290	$221
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	263	289
Deferred purchased power and other costs	(116)	(104)
Deferred income taxes and investment tax credits	53	6
Deferred rents and lease market valuation liability	(25)	(38)
Pension trust contribution	(300)	-
Cash collateral, net	6	(106)
Electric service prepayment programs	(17)	(14)
Change in working capital and other	(229)	70
Cash flows provided from (used for) operating activities:	(75)	324

Cash flows provided from (used for) financing activities:	346	(50)

Cash flows used for investing activities	(272)	(310)
Net decrease in cash and cash equivalents	$(1)	$(36)

Deferrals and Amortizations
	Three Months Ended March 31,
	2007	2006	Change
Ohio Regulatory Assets
Deferred Balance - Beginning	$1,844	$1,924

Shopping incentives	-	3	$(3)
Interest on shopping incentives	10	10	-
MISO costs and interest	8	4	4
RCP distribution reliability costs and interest	46	39	7
RCP fuel costs and interest	14	21	(7)
Other regulatory assets	6	3	3
Current period deferrals	$84	$80	$4

Amortization
Ohio transition costs	$(68)	$(72)	$4
Shopping incentives	(30)	(30)	-
MISO costs	(5)	(5)	-
Other	(5)	(6)	1
Current period amortization	$(108)	$(113)	$5

Deferred Balance - Ending	$1,820	$1,891

Pennsylvania Deferred PJM Costs
Beginning balance	$157	$-
Deferral of PJM transmission costs	35	-	$35
Ending Balance	$192	$-

New Jersey Deferred Energy Costs
Beginning balance	$369	$541
Deferral (recovery) of energy costs	(12)	17	$(29)
Ending Balance	$357	$558

Consolidated Report to the Financial Community - 1st Quarter 2007

FirstEnergy Corp.
Statistical Summary
(Unaudited)

ELECTRIC SALES STATISTICS	Three Months Ended March 31,
(in millions of kWhs)	2007	2006	Change
Electric Generation Sales
Retail - Regulated	24,809	24,006	3.3%
Retail - Competitive	3,206	2,719	17.9%
Total Retail	28,015	26,725	4.8%
Wholesale	5,063	5,422	-6.6%
Total Electric Generation Sales	33,078	32,147	2.9%

Electric Distribution Deliveries
Ohio - Residential	4,831	4,443	8.7%
- Commercial	3,795	3,644	4.1%
- Industrial	5,679	5,659	0.4%
- Other	94	91	3.3%
Total Ohio	14,399	13,837	4.1%
Pennsylvania - Residential	3,303	3,092	6.8%
- Commercial	2,771	2,650	4.6%
- Industrial	2,542	2,563	-0.8%
- Other	20	20	0.0%
Total Pennsylvania	8,636	8,325	3.7%
New Jersey - Residential	2,353	2,254	4.4%
- Commercial	2,297	2,204	4.2%
- Industrial	702	691	1.6%
- Other	21	22	-4.5%
Total New Jersey	5,373	5,171	3.9%
Total Residential	10,487	9,789	7.1%
Total Commercial	8,863	8,498	4.3%
Total Industrial	8,923	8,913	0.1%
Total Other	135	133	1.5%
Total Distribution Deliveries	28,408	27,333	3.9%

Electric Sales Shopped
Ohio - Residential	560	596	-6.0%
- Commercial	880	957	-8.0%
- Industrial	642	734	-12.5%
Total Ohio	2,082	2,287	-9.0%
Pennsylvania - Residential	-	1	-100.0%
- Commercial	108	1	-
- Industrial	415	131	216.8%
Total Pennsylvania	523	133	293.2%
New Jersey - Residential	-	-	-
- Commercial	475	403	17.9%
- Industrial	519	504	3.0%
Total New Jersey	994	907	9.6%
Total Electric Sales Shopped	3,599	3,327	8.2%

Operating Statistics	Three Months Ended March 31,
	2007	2006
Capacity Factors:
Fossil - Baseload	64%	83%
Fossil - Load Following	74%	69%
Peaking	0%	0%
Nuclear	99%	85%
Generation Output:
Fossil - Baseload	32%	41%
Fossil - Load Following	25%	23%
Peaking	0%	0%
Nuclear	43%	36%

	Three Months Ended March 31,
Weather	2007	2006	Normal
Composite Heating-Degree-Days	2,908	2,523	2,804
Composite Cooling-Degree-Days	1	-	8

Consolidated Report to the Financial Community - 1st Quarter 2007

FirstEnergy Corp.
2007 EPS Reconciliations
(Unaudited)

Special Items
	Three Months Ended March 31,
	2007	2006
Pre-tax Items - Income Increase (Decrease)
Gain (Loss) on Non-Core Asset Sales of:
Loss on sale on MYR 60% interest (a)	$-	$(5)

Saxton Decommissioning costs regulatory assets (b)	27	-
Trust securities impairment (c)	(5)	-
Total-Pretax Items	$22	$(5)

EPS Effect	$0.04	$-
(a) Included in "Other operating expenses"
(b) Included in "Deferral of new regulatory assets"
(c) Included in "Investment income"

2007 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL Three Months Ended March 31	Non-GAAP Guidance For Year 2007

Basic EPS (GAAP basis)	$0.92	$4.09 - $4.29
Excluding Special Items:
New Regulatory Asset Authorized by PPUC	(0.05)	(0.05)
Trust securities impairment	0.01	0.01
Basic EPS (Non-GAAP basis)	$0.88	$4.05 - $4.25

Consolidated Report to the Financial Community - 1st Quarter 2007

RECENT DEVELOPMENTS

Share Repurchase Programs
On March 2, 2007, FirstEnergy repurchased approximately 14.4 million shares, or 4.5 percent of its outstanding common stock, under an accelerated share repurchase (ASR) agreement with an affiliate of Morgan Stanley & Co. Incorporated (Morgan Stanley). The initial purchase price was $900 million, or $62.63 per share. The final purchase price will be adjusted to reflect the volume-weighted average price of our stock during the period of time that Morgan Stanley will acquire the shares (up to approximately one year from inception). The ASR was completed under a January 30, 2007, Board of Directors’ authorization to repurchase up to 16 million shares of outstanding common stock.

On April 2, 2007, an affiliate of J.P. Morgan Securities (J.P. Morgan) completed its acquisition of common shares under FirstEnergy’s prior ASR program of 10.6 million shares, which was executed in August 2006. In settling the transaction, FirstEnergy paid J.P. Morgan approximately $27 million (direct charge to common stockholders’ equity) for a purchase price adjustment and true-up of dividends paid on shares that J.P. Morgan had not repurchased as of the respective record dates.

Under the two ASR programs, FirstEnergy has repurchased approximately 25 million common shares, or 8 percent of the total outstanding as of July 2006.

FirstEnergy Solutions Corp. Credit Ratings
On March 26, 2007, Standard & Poor’s Rating Services (S&P) assigned its corporate credit rating of BBB to FirstEnergy Solutions Corp. (FES), an unregulated subsidiary of FirstEnergy. FES also received an issuer rating of Baa2 from Moody’s Investor Services (Moody’s) on March 27, 2007. FES is the holding company of FirstEnergy Generation Corp. and FirstEnergy Nuclear Generation Corp., the owners of FirstEnergy’s fossil and nuclear generation assets, respectively. Both S&P and Moody’s cited the strength of FirstEnergy’s generation portfolio as a key contributor to the investment grade credit ratings. On April 20, 2007, FirstEnergy filed a Form 8-K with the Securities and Exchange Commission furnishing FES’ audited financial statements for the three years ended December 31, 2006.

The Cleveland Electric Illuminating Company Debt Offering
On March 27, 2007, The Cleveland Electric Illuminating Company (CEI) issued $250 million of 5.70% Senior Notes due 2017. The proceeds from the transaction will be used to meet CEI’s 2007 maturing long-term debt obligations of $120 million and to repay short-term borrowings.

NRC Oversight Update
On March 2, 2007, the Nuclear Regulatory Commission (NRC) returned FirstEnergy’s Perry Nuclear Power Plant to routine agency oversight as a result of sufficient corrective actions that have been taken over the last two-and-a-half years. The Perry Plant had been operating under heightened NRC oversight since August 2004.

Refueling Outage at Perry Nuclear Power Plant
FirstEnergy’s Perry Plant began its regularly scheduled refueling outage on April 2, 2007. Major work activities to be done on the 1,258-megawatt (MW) facility include replacing approximately one-third of the fuel assemblies in the reactor and two of the three low-pressure turbine rotors in the main generator.

Power Uprates
In March 2007, FirstEnergy’s Beaver Valley Unit 1 completed the final phase of an extended power uprate project to add additional capacity to our system. This is its second power uprate in the past 12 months. Capacity testing will be conducted later this year to verify the actual megawatts gained. This power uprate was achieved in support of FirstEnergy’s strategy to maximize the full potential of its existing generation assets.

Consolidated Report to the Financial Community - 1st Quarter 2007

Environmental Update
In March 2007, a selective non-catalytic reduction (SNCR) system was placed in-service at the 597-MW Eastlake Unit 5 upon completion of a scheduled maintenance outage. The SNCR installation is part of FirstEnergy’s overall Air Quality Compliance Strategy and was required under the New Source Review consent decree. The SNCR is expected to reduce NOx emissions and help achieve reductions required by the EPA’s NOx Transport Rule.

Sale and Leaseback of Bruce Mansfield Unit 1
On January 31, 2007, FirstEnergy announced its intention to pursue a sale and leaseback transaction for its owned portion of Bruce Mansfield Unit 1. FirstEnergy anticipates the after-tax proceeds of this proposed transaction to be approximately $1.2 billion. The proceeds are expected to be used to repay short-term borrowings incurred to fund the recently executed ASR program and the recent pension plan contribution. The Company is targeting a second quarter of 2007 closing for the transaction, including related lease debt financing.

Met-Ed and Penelec Rate Transition Plan Update
On January 11, 2007, the Pennsylvania Public Utility Commission (PPUC) issued its order in the Metropolitan Edison (Met-Ed) and Pennsylvania Electric Company (Penelec) Rate Transition Plan cases, approving net T&D rate increases for Met-Ed of 5% ($59 million) and Penelec of 4.5% ($50 million). Several parties to the proceeding, including Met-Ed and Penelec, have filed appeals of the PPUC’s decision to the Pennsylvania Commonwealth Court. The companies appealed the Commission’s decision on the denial of generation rate relief and on a consolidated income tax adjustment related to cost of capital. The appeals are currently pending.

Met-Ed and Penelec NUG Accounting Case Update
A hearing was held on February 21, 2007, in the Met-Ed and Penelec Non-Utility Generation (NUG) accounting case. Met-Ed and Penelec are seeking to modify the NUG purchased power stranded costs accounting methodology to eliminate reductions of the deferred cost balance during periods in which market prices exceeded NUG payments. The value at issue in this request is estimated to be approximately $40 million for the period 1999 through 2006. Legal briefs were filed in March 2007 and the companies are currently awaiting the Administrative Law Judge’s Recommended Decision.

Pennsylvania Power Company Default Service Plan
On May 2, 2007, Pennsylvania Power Company (Penn Power) made a filing with the PPUC proposing how it will procure the power supply needed for default service customers beginning June 1, 2008. Penn Power customers transitioned to a fully competitive market on January 1, 2007, and the default service plan that the Commission previously approved covered a 17-month period through May 31, 2008. The filing proposes that Penn Power procure a full requirements product, by class, through multiple Requests for Proposal with staggered delivery periods extending through May 2011. It also proposes a 3-year phase-out of promotional generation rates. The Company expects the Commission to address the filing later this year.
Forward-looking Statements. This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (PUCO) (including, but not limited to, the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the PPUC (including the transition rate plan filings for Met-Ed and Penelec and the Pennsylvania Power Company Default Service Plan filing), the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful structuring and completion of a potential sale and leaseback transaction for Bruce Mansfield Unit 1 currently under consideration by management, any purchase price adjustment under the accelerated share repurchase program announced on March 2, 2007, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including our annual report on Form 10-K for the year ended December 31, 2006, and other similar factors. Also, a security rating is not a recommendation to buy, sell or hold securities and it may be subject to revision or withdrawal at any time and each such rating should be evaluated independently of any other rating. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 1st Quarter 2007